Exhibit 99.1
ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(Unaudited)

	June 30,	December 31,
	2014	2013

ASSETS

Current assets
Cash and cash equivalents	$12,226	$15,031
Accounts receivable, net of allowances of $2,570 in 2014 and $2,540 in 2013	42,043	46,591
Inventories	39,367	44,539
Prepaid expenses and other current assets	1,322	2,403
Deferred income tax assets	8,009	7,917

Total current assets	102,967	116,481

Property and equipment, net of accumulated depreciation at $6,928 in 2014 and $5,778 in 2013	5,341	5,004

Intangible assets, net of accumulated amortization at $28,332 in 2014 and $23,431 in 2013	36,318	41,219

Deferred income tax assets	11,981	11,377

Note receivable	801	801

Other assets	549	588

Total assets	$157,957	$175,470

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$21,066	$15,207
Income taxes payable	688	6,359
Accrued liabilities	2,382	2,608
Accrued wages and wage related expenses	1,401	891
Deferred revenue	57	159
Sales returns liability	7,089	7,872

Total current liabilities	32,683	33,096

Revolving line of credit	-	17,543

Total liabilities	32,683	50,639

Stockholders' equity
Common stock, $0.001 par value; 100,000 shares authorized;
32,608 and 32,331 shares issued in 2014 and 2013, respectively	33	32
Additional paid-in capital	84,078	82,807
Accumulated other comprehensive income (loss)	(28)	93
Note receivable collateralized by stock	(348)	(348)
Treasury stock, 2,312 and 1,756 common shares in 2014 and 2013 respectively, at cost	(12,485)	(9,997)
Retained earnings	54,024	52,244

Total stockholders' equity	125,274	124,831

Total liabilities and stockholders' equity	$157,957	$175,470

ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013

Net sales	$50,154	$51,198	$99,157	$102,669
Cost of sales	33,367	29,663	64,592	62,135

Gross profit	16,787	21,535	34,565	40,534

Operating expenses:
Advertising and marketing	1,378	1,914	3,386	4,253
Selling, general and administrative	11,402	11,831	22,805	24,110
Amortization of definite-lived intangibles	2,427	2,374	4,855	4,748

Total operating expenses	15,207	16,119	31,046	33,111

Income from operations	1,580	5,416	3,519	7,423

Other income (expense):
Interest expense	(40)	(144)	(83)	(371)
Loss from equity method investment in HzO	-	(617)	-	(1,224)
Other income and (expense)	24	(27)	113	(47)

Total other income (expense)	(16)	(788)	30	(1,642)

Income before provision for income taxes	1,564	4,628	3,549	5,781

Income tax provision	(771)	(1,854)	(1,769)	(2,130)

Net income	$793	$2,774	$1,780	$3,651

Earnings per share:

Basic earnings per share	$0.03	$0.09	$0.06	$0.12

Diluted earnings per share	$0.03	$0.09	$0.06	$0.12

ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
(Unaudited)

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principals (GAAP).  In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address.  We present this financial information because we believe that it is helpful to some investors as a measure of our operations.  We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

Adjusted EBITDA Reconciliation		Three months ended			Six months ended
		June 30, 2014		June 30, 2013	June 30, 2014		June 30, 2013

Net income in accordance with GAAP		$793		$2,774	$1,780		$3,651

Adjustments:

a.	Stock based compensation expense	650		1,331	1,171		2,368
b.	Depreciation and amortization	3,052		3,120	6,072		6,214
c.	Impairment of investment in private company	-		591	-		591
d.	Other (income) expense	16		788	(30)		1,642
e.	Provision for income taxes	771		1,854	1,769		2,130

Adjusted EBITDA		$5,282		$10,458	$10,762		$16,596

Pro forma Net Income Reconciliation - Three and Six Months Ended June 30, 2014 and 2013		Three months ended			Six months ended
		June 30, 2014		June 30, 2013	June 30, 2014		June 30, 2013

Net income in accordance with GAAP		$793		$2,774	$1,780		$3,651

Adjustments:

a.	Stock based compensation expense	650		1,331	1,171		2,368
b.	Amortization of intangibles	2,453		2,394	4,900		4,782
c.	Other (income) expense excluding cash interest expense and loss on equity method investment	(8)		57	(81)		107
d.	Loss on equity method investment	-		617	-		1,224
e.	Impairment of investment in private company	-		591	-		591
f.	Income tax effects	(1,184	) *	(1,447)	(2,291	) *	(2,776	)*

Pro forma net income		$2,704		$6,317	$5,479		$9,947

Pro forma diluted EPS		$0.09		$0.20	$0.18		$0.32

Weighted average number of shares outstanding - diluted		30,575		31,218	30,718		31,471

* For comparative purposes, we applied an annualized statutory tax rate of 38.25%